Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-200072) on Form S-1 of Unique Fabricating, Inc. of our report dated May 4, 2015 relating to the consolidated financial statements of Unique Fabricating, Inc. which appears in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Southfield, Michigan

May 4, 2015